Exhibit 99.1

Third Quarter 2023 Highlights

ASIC's active portfolio management strategy has contributed to 2.4% Occupancy[1] growth since the beginning of 2023 as well as 18.3% growth in Adjusted EBITDA[1], an increase of 4.9% in Cash NOI[1], and a 41.8% increase in Core FFO[1] compared to the third quarter of 2022

High Quality Manhattan Focused Portfolio

- ✓ Portfolio Occupancy[1] of 85.1% with a weighted average Remaining Lease Term[1] of 6.6 years
- ✓ Resilient tenant base featuring government agencies and Investment Grade corporate tenants with core commercial business
- ✓ ASIC's core office properties are well located in desirable submarkets with close proximity to major transportation hubs
- ✓ Top 10 tenants that are 79%[3] Investment Grade rated and have a Remaining Lease Term of 8.9 years
- ✓ Well balanced and long-term lease maturity schedule with 43%[7] of leases expiring after 2030
- ✓ 100% total portfolio Original Cash Rent[1] collection in Q3'23[2]

Active Portfolio Management[5]

- ✓ Subsequent to quarter close, ASIC closed on the sale of the vacant 421 W. 54th St—Hit Factory, generating $4.2 million in cash proceeds and eliminating approximately $0.3 million in associated annual carrying costs [4]
- ✓ ASIC continues to actively manage the portfolio through new leasing, lease renewals, and targeted expense reduction initiatives
- ✓ Year to date, ASIC has completed 10 new leases increasing portfolio Occupancy by 2.4% from 82.7% as of December 31, 2022, to 85.1% as of September 30, 2023
- ✓ ASIC has a 2023 forward Leasing Pipeline[1] of three new leases and two license agreements totaling 59,497 SF and $2.5 million of SLR. Upon commencement of these leases, portfolio Occupancy is expected to increase to 86.3%, net of terminations

Conservative Debt Profile and Advisor Shareholder Alignment[6]

- ✓ 100% fixed debt capital structure with a weighted average debt maturity of 3.4 years at a 4.4% weighted average interest rate
- ✓ Limited near-term debt maturity, with only 12.4% of debt maturing through 2024, and no debt maturing in 2025[8]
- ✓ ASIC's Advisor and its affiliates owned nearly 1.1 million[9] shares of ASIC, demonstrating their depth of commitment by increasing ownership in ASIC

1) See appendix for a full description of capitalized terms and Non-GAAP reconciliations.
2) Total rent collected during the period includes both Original Cash Rent due and payments made by tenants pursuant to rent deferral agreements.
3) Refer to slide 6 – Top 10 Tenant Investment Grade Profile. Based on Annualized Straight-line Rent and on ratings information as of September 30, 2023. For our purposes, includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant's parent (regardless of whether the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. ASIC's top 10 tenants are 59% actual Investment Grade ("IG") rated and 20% implied Investment Grade.
4) Reflects trailing 12-month carrying costs as of September 30, 2023.
5) Refer to slide 7 – Active Portfolio Management for additional information.
6) Refer to slide 9 – Capital Structure and Q3'23 Financial Results for further information regarding our capital structure and liquidity.
7) Based on Annualized Straight-Line Rent as of September 30, 2023.
8) In April 2024, the $49.5 million loan at 9 Times Square matures. The interest rate on 9 Times Square was 3.72% as of September 30, 2023.
9) As of November 1, 2023.

1

Third Quarter 2023 Portfolio Highlights Metric ($ and SF in mm) Q3’23 Real Estate Investments, at Cost $827.5 Real Estate Assets Held for Sale $4.1 Number of Properties 8 Total Square Feet 1.2 Annualized Straight - line Rent $59.0 Occupancy 85.1% Weighted Average Lease Term Remaining 6.6 Years 1) On October 12, 2023, the Company sold its property at 421 W. 54 th street for a contract sales price of $4.5 million. This property was classified as held - for - sale on the Company’s consolidated balance sheet as of September 30, 2023. 2) Ratings information is as of September 30, 2023. Weighted based on Annualized Straight - Line Rent as of September 30, 2023. ASIC’s top 10 tenants are 59% actual Investment Grade rated and 20% implied Investment Grade. Refer to slide 6 – Top 10 Tenant Investment Grade Profile and Definitions in the appendix for additional information. 3) Based on Annualized Straight - Line Rent as of September 30 , 2023. 3% 12% 10% 6% 10% 6% 6% 4% 43% Financial Services 24% Government / Public Administration … Retail 11.9% Non - profit … Services 7% Office … Fitness 6% Healthcare Services 5.3% Professional Services 5% Technology … Other 8% $832 million (1) portfolio of real estate investments featuring a diverse tenant mix across eight mixed - use office and retail condominium buildings that are primarily located in Manhattan Top 10 Tenants’ Credit Ratings (2) Tenant Industry Diversity (3) Lease Expiration Schedule (3) Portfolio Metrics 79% 14% 7% Investment Grade Non Investment Grade Not Rated

3 3 100% Original Cash Rent Collection Percentage of Original Cash Rent Due and Collected For Each Period Note: Collection data as of October 26, 2023. Total rent collected during the period includes both Original Cash Rent due and pa yments made by tenants pursuant to rent deferral agreements or otherwise. This information may not be indicative of any futur e p eriod. 100% 100% 100% 100% 99% 98% 98% 97% 92% 91% 87% 65% 70% 75% 80% 85% 90% 95% 100% Q3'2023 Q2'2023 Q1'2023 Q4'2022 Q3'2022 Q2'2022 Q1'2022 Q4'2021 Q3'2021 Q2'2021 Q1'2021 ASIC’s portfolio mix of government agency and Investment Grade corporate tenants with core commercial business continue to provide dependable rental income, resulting in 100% Original Cash Rent collection in Q3’23

4 4 Real Estate Portfolio Highlights

5 5 Detailed Property Summary Note: Data as of September 30, 2023. 1) On October 12, 2023, the Company sold its property at 421 W. 54 th street for a contract sales price of $4.5 million. This property was classified as held - for - sale on the Company’s consolidated balance sheet as of September 30, 2023. 2) Figures represent real estate assets at cost, aside from 421 W. 54 th Street - Hit Factory, which is classified as held - for - sale. Portfolio Real Estate Assets (2) ($ mm) Occupancy Remaining Lease Term (in years) % of Annualized Straight - Line Rent % of Portfolio Square Feet 123 William Street $280.3 92% 5.3 37% 47% _ 9 Times Square $186.5 68% 6.3 14% 14% _ 1140 Avenue of the Americas $162.7 75% 6.4 25% 21% _ 196 Orchard Street $89.3 100% 11.6 12% 5% _ 400 E. 67th Street $73.6 100% 3.7 7% 5% _ 200 Riverside Blvd. $19.3 100% 13.8 2% 5% _ 8713 Fifth Avenue $15.8 89% 10.9 2% 2% _ 421 W. 54th Street – Hit Factory $4.1 0% 0.0 0% 1% _ Total Portfolio $831.6 85% 6.6 100% 100% _ Note: Map shows seven properties located in Manhattan. Medical office building in Brooklyn not pictured. $832 million (1) portfolio, that is diversified across eight mixed - use office and retail assets that are primarily located in Manhattan with close proximity to major transportation hubs

Top 10 Tenant Investment Grade Profile

ASIC's top 10 tenants[1] feature a balance of Investment Grade corporate tenants with core commercial businesses and government agencies

Tenant	Space Type	Tenant Industry	Credit Rating[2]	Q3'23 Original Cash Rent Collection	Remaining Lease Term (in years)	% of Portfolio SLR	% of Portfolio SF
City National Bank	Office / Retail	Financial Services	A2	100%	9.8	7.4%	3.6%
Equinox	Retail	Fitness	Caa3	100%	15.2	5.8%	3.0%
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	A3*	100%	7.7	5.7%	6.9%
Cornell University	Office	Healthcare Services	Aa1	100%	0.8	4.2%	3.0%
NYC Dept. of Youth & Community Development	Office	Government	Aa2	100%	14.3	3.8%	4.1%
CVS	Retail	Retail	Baa2	100%	10.9	3.7%	1.0%
USA General Services Administration	Office	Government	Aaa	100%	3.7	3.4%	4.9%
I Love NY Gifts	Retail	Retail	Not Rated	100%	12.7	3.3%	0.8%
NY State Dept. of Licensing	Office	Government	Aa1	100%	3.8	3.1%	4.6%
Marshalls	Retail	Retail	A2*	100%	5.1	2.8%	2.1%
*Implied Rating			**79% IG Rated**	**100%**	**8.9**	**43.1%**	**33.9%**

CITY NATIONAL BANK
AN RBC COMPANY
Credit Rating: A2

GSA
Credit Rating: Aaa

Department of Youth & Community Development
Credit Rating: Aa2

CVS pharmacy
Credit Rating: Baa2

Weill Cornell Medicine
Credit Rating: Aa1

Note: Original Cash Rent collection data as of October 26, 2023. Total rent collected during the period includes both Original Cash Rent due and payments made by tenants pursuant to rent deferral agreements or otherwise. Eliminating the impact of deferred rent paid, we collected the same percentage of Original Cash Rent due. Portfolio data as of September 30, 2023, unless otherwise noted.

1) Weighted based on Annualized Straight-Line Rent as of September 30, 2023.
2) Based on Annualized Straight-line Rent and on ratings information as of September 30, 2023. Includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant's parent (regardless of whether the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. ASIC's top 10 tenants are 59% actual Investment Grade ("IG") rated and 20% implied Investment Grade.

6

Active Portfolio Management

ASIC continues to actively manage the portfolio through new leasing, lease renewals, and targeted expense reduction initiatives

Portfolio Management Highlights

- ✓ Subsequent to quarter close, ASIC closed on the sale of the vacant 421 W 54th St—Hit Factory, generating $4.2 million of net proceeds and eliminating associated annual carrying costs[1] of $0.3 million
- ✓ Targeted expense reduction initiatives, specifically tax appeals and the renegotiation and bidding of contracted services, is a value-engineering strategy ASIC is utilizing to improve portfolio performance
- ✓ Year to date, ASIC has completed 10 new leases increasing portfolio Occupancy by 2.4% from 82.7% to 85.1%
- ✓ ASIC has a 2023 forward Leasing Pipeline of three new leases and two license agreements that total 59,497 SF and $2.5 million of SLR. Upon commencement of the leases in the Leasing Pipeline[2], portfolio Occupancy is expected to increase to 86.3%, net of terminations
- ✓ ASIC's resilient portfolio and creditworthy tenant base resulted in 100% total portfolio Original Cash Rent collection in Q3'23

Former Subtenant Signs Direct Agreement

	New Direct Agreement
Building	123 William
Square Feet	12,658
Lease Expiration	12/31/2024
Annual SLR	$0.4 million

✓ Existing subtenant signing a direct agreement displays tenant's satisfaction with quality of building, ownership, and its management practices

Disposition of Vacant Asset

	Disposition Overview
Building	421 W. 54th St - Hit Factory
Occupancy	0%
Cash Proceeds	$4.2 million
Annual Carrying Costs[1]	$0.3 million

✓ This strategic disposition increases ASIC's overall portfolio Occupancy by nearly 1.0% and positively impacts portfolio NOI through the elimination of meaningful expenses associated with this property

1) Reflects trailing 12-month carrying costs as of September 30, 2023.
2) See Definitions in the appendix for a full description.

7

Financial Highlights

9 9 Capital Structure and Q3’23 Financial Results Note: We do not have any significant scheduled debt principal repayments due until 2024. We expect to fund our operating expe nse s and capital requirements over the next 12 months with cash on hand, cash generated from operations and other potential sour ces . 1) In April 2024, the $49.5 million loan at 9 Times Square matures. The interest rate on 9 Times Square was 3.72% as of Septembe r 3 0, 2023. 2) See Definitions in the appendix for a full description. 3) Calculated as total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $5.1 million (excludin g r estricted cash) divided by the carrying value of total assets of $770.1 million plus accumulated depreciation and amortizatio n o f $175.9 million as of September 30, 2023. 4) See appendix for Non - GAAP reconciliations. ASIC’s debt capital structure features limited debt maturities though 2025 (1) , 100% fixed rate debt at a 4.4% weighted average interest rate and Net Leverage (3) of 41.7% Key Capitalization Metrics ($ and shares in mm) Q3’23 Fixed / Floating Debt % 100% / 0% Weighted Averaged Effective Interest Rate 4.4% Total Debt $399.5 Real estate assets, at cost $827.5 Real estate assets held for sale $4.1 Net Leverage (2)(3) 41.7% Weighted Average Basic and Diluted Shares Outstanding 2.3 100% Fixed Rate Debt Maturity Schedule $49.5 $99.0 $140.0 $60.0 $51.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2023 2024 2025 2026 2027 2028 2029 2030 Key Financial Results ($ mm) Q3’23 Revenue from Tenants $16.0 Net Loss ($9.4) Funds from Operations (2)(4) ($2.5) Core Funds from Operations (2)(4) ($1.1) Cash NOI (2)(4) $6.5 Capital Structure and Financial Highlights x Fixed rate mortgage debt with a weighted average effective interest rate of 4.4% x Weighted average debt maturity of 3.4 years with limited debt maturities through 2025 and Net Leverage of 41.7% x Debt maturing in 2024 is for 9 Times Square, which represents 12.4% of total outstanding debt x 41.8% increase in core FFO from ($1.9mm) in Q3’22 to ($1.1mm) in Q3’23 x 4.9% increase in cash NOI from $6.2mm in Q3’22 to $6.5mm in Q3’23 Only 12% of debt matures thru 2025

10 10 ASIC’s capital structure is composed of fixed rate mortgage debt, limiting adverse effects from rising interests Only 12% of ASIC’s debt matures through 2025 (2) Compares favorably to prevailing interest rate market Represents ASIC’s modest leverage profile Key Capitalization Metrics ASIC’s capital structure features limited near - term debt maturities, 100% fixed rate debt and Net Leverage of 41.7% (1) Capital Structure Highlights 100% Fixed Rate ASIC believes that its capital structure, which features 100% fixed rate debt, Net Leverage of 41.7% (1) , a Weighted Average Interest Rate of 4.4%, and a Weighted Average Debt Maturity of 3.4 years, continues to contribute to the company's overall success 3.4 Year Weighted Average Debt Maturity 4.4% Weighted Average Interest Rate 41.7% Net Leverage 1) Calculated as total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $5.1 million (excludin g r estricted cash) divided by the carrying value of total assets of $770.1 million plus accumulated depreciation and amortizatio n o f $175.9 million as of September 30, 2023. 2) In 2024, the $49.5 million loan at 9 Times Square matures.

11 11 Management and Board of Directors

12 12 Experienced Management Team Boris Korotkin Senior Vice President of Capital Markets ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Christopher Chao Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former asset management and acquisitions director for Paramount Group, Inc., a 9 million square foot New York City office portfolio Joseph Marnikovic Chief Financial Officer ▪ Appointed Chief Financial Officer in September 2023 ▪ 20 years of comprehensive experience in all aspects of business operations and financial management Michael Anderson Chief Executive Officer ▪ Appointed Chief Executive Officer in September 2023 ▪ Mr. Anderson has served as General Counsel of AR Global Investments, where he advised on both public and private debt and equity transactions, mergers and corporate acquisitions, commercial real estate transactions and operational integration of acquired companies

13 13 Board of Directors Michael Weil | Director and Executive Chairman ▪ Founding partner of AR Global and former Chief Executive Officer of ASIC ▪ Prior to being named Chief Executive Officer of ASIC, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opportunities for all AR Capital - sponsored investment programs ▪ Prior to the establishment of AR Capital, Mr. Weil served as Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT), where he was responsible for the disposition and leasing activity for an approximately 30 million square foot portfolio ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Louis DiPalama | Independent Director and Audit Committee Chairman ▪ Independent director of the Company since December 2022 ▪ Member of the Rhode Island State Senate and served in positions such as the chair of the Senate Committee on Rules, Government Ethics and Oversight, first vice chair of the Senate Committee on Finance and as a member of the Senate Committee on Education Abby Wenzel | Independent Director ▪ Ms. Wenzel was a member of the law firm of Cozen O’Conner, resident in the New York Office from April 2009 until her retirement in June 2019. Ms. Wenzel practiced in in the Real Estate Group and capital markets practice area, focusing on capital markets, finance and sale leaseback transactions ▪ Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block, LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009 Elizabeth Tuppeny | Lead Independent Director ▪ Chief Executive Officer and founder of Domus, Inc., since 1993 ▪ 30 years of experience in the branding and advertising industries, with a focus on Fortune 500 companies ▪ Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games Strong Corporate Governance x Majority independent Board of Directors, with additional oversight provided by committees comprised solely of independent directors x PricewaterhouseCoopers LLP currently acts as the independent auditor for ASIC x ASIC is supported by robust financial accounting and reporting teams, and maintains financial reporting processes, controls and procedures x ASIC’s Advisor and its affiliates own nearly 1.1 million (1) shares of ASIC, demonstrating their depth of commitment by increasing ownership in ASIC 1) As of November 1, 2023

14 14 Appendix

15 15 Definitions Adjusted EBITDA : We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction - related expenses, listing - related costs and expenses, other non - cash items such as impairments, equity - based compensation expense and including our pro - rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt . Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs . Annualized Straight - Line Rent : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Cash NOI : We define Cash NOI as net income (loss), the most directly comparable GAAP financial measure, less income from investment securities and interest, plus general and administrative expenses, acquisition and transaction - related expenses, depreciation and amortization, other non - cash expenses and interest expense . In calculating Cash NOI, we also eliminate the effects of straight - lining of rent and the amortization of above - and below - market leases . Core FFO : In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non - operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform . Specific examples of discrete non - operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non - recurring in nature incurred in connection with the listing of Class A common stock on the NYSE and related transactions), and non - cash equity - based compensation . We add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition and transaction dead deal costs as well as non - operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties . In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results . EBITDA : Defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”) . We believe that EBITDA is an appropriate measure of our ability to incur and service debt . EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . FFO : We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”) . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO . Our FFO calculation complies with NAREIT’s definition . Investment Grade : As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade . Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default . Ratings information is as of September 30 , 2023 . Top 10 tenants are 59 % actual investment grade rated and 20 % implied investment grade rated . Leasing Pipeline : Includes (i) all leases fully executed by both parties as of September 30 , 2023 , where the tenant has yet to take possession as of such date (ii) all leases fully executed by both parties as of November 1 , 2023 , but after September 30 , 2023 , and (iii) all leases under negotiation with an executed LOI by both parties as of September 30 , 2023 . This represents one executed lease where the tenant has yet to take possession totaling 4 , 911 square feet and two leases and two license agreements under negotiation with an executed LOI by both parties totaling 54 , 586 square feet . Leasing pipeline should not be considered an indication of future performance . Net Leverage : Calculated as total mortgage notes payable, gross of $ 399 . 5 million minus cash and cash equivalents of $ 5 . 1 million (excluding restricted cash) divided by the carrying value of total assets of $ 770 . 1 million plus accumulated depreciation and amortization of $ 175 . 9 million as of September 30 , 2023 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . Original Cash Rent : Refers to contractual rents on a cash basis due from tenants as stipulated in their originally executed lease agreement based on leases in place for the applicable period, prior to any rent deferral agreement . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on Annualized Straight - Line rent as of the date or period end indicated .

16 16 Reconciliation of Non - GAAP Metrics: Cash NOI For the Three Months Ended (in thousands) September 30, 2023 September 30, 2022 Net Loss (in accordance with GAAP) $ (9,390) $ (11,074) Depreciation & Amortization 6,499 6,941 Interest Expense 4,739 4,755 EBITDA 1,848 622 Impairment of real estate investments 362 — Equity - based compensation 1,208 2,263 Other income (expense) (8) (2) Adjusted EBITDA 3,410 2,883 Asset and property management fees to related parties 1,882 1,667 General & Administrative 1,931 2,435 NOI 7,223 6,985 Accretion of below - and amortization of above - market lease liabilities and assets, net (36) (30) Straight - line rent (revenue as a lessor) (703) (778) Straight - line ground rent (expense as lessee) 27 28 Cash NOI $ 6,511 $ 6,205 Cash Net Operating Income (Cash NOI) Reconciliation Schedule

17 17 Reconciliation of Non - GAAP Metric: FFO (in thousands) Three Months Ended September 30, 2023 Three Months Ended September 30, 2022 Net Loss (in accordance with GAAP) $ (9,390) $ (11,074) Impairment of real estate investments 362 — Depreciation and amortization 6,499 6,941 FFO attributable to common stockholders (2,529) (4,133) Equity - based compensation (1) 1,208 2,263 Expenses attributable to 2023 Tender Offer (2) 233 — Core FFO attributable to common stockholders $ (1,088) $ (1,870) Funds From Operations (FFO) Reconciliation Schedule 1) Includes expenses related to the amortization of the Company's restricted common shares and units of limited partnership rela ted to its multi - year outperformance agreement for all periods presented. Management has not added back the cost of the Advisor’s b ase management fee used by the Advisor under the Side Letter to purchase shares or the cost of the base management fee elected to be received by the Adv iso r in shares in lieu of cash because such amounts are considered a normal operating expense. There was no such amounts for the th ree months ended September 30, 2023, and such amount for the period ending September 30, 2022 was $1.3 million. 2) Amount relates to costs that we incurred as it relates to the 2023 Tender Offer. We do not consider these expenses to be part of our normal operating performance and has, accordingly, increased its Core FFO for this amount.

18 18 Legal Notices

19 19 Important Additional Information and Where to Find It References in this presentation to the “Company,” “we,” “us” and “our” refer to American Strategic Investment Co. (“ASIC”) an d i ts consolidated subsidiaries. This presentation contains estimates and information concerning the Company's industry that are based on industry publication s a nd reports. The Company has not independently verified the accuracy of the data contained in these industry publications and reports. These estimates an d information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The ind ust ry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” a nd “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's Annual Report on Form 10 K for the year end ed December 31, 2022 filed with the Securities and Exchange Commission (the "SEC") on March 16, 2023 and all other filings filed with the SEC after that da te including but not limited to the subsequent Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. These and other factors could cause results to differ materially from tho se expressed in these publications and reports. The majority of the concessions granted to our tenants as a result of the COVID - 19 pandemic were rent deferrals or temporary ren t abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the Financial Ac counting Standards Board and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO, Core FFO, NOI, Cas h N OI, EBITDA, and Adjusted EBITDA has not been, and we do not expect it to be, significantly impacted by these types of deferrals.

Forward Looking Statements

This presentation does not constitute an offer to sell or a solicitation of an offer to purchase any securities of American Strategic Investment Co. ("We" or the "Company"). Any offer or sale of securities will be made only by means of a prospectus and related documentation meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This presentation contains statements that are not historical facts and may be forward-looking statements, including statements regarding the intent, belief or current expectations of us, our operating partnership and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "projects," "potential," "predicts," "expects," "plans," "intends," "would," "could," "should" or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company's election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company's tenants, and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environment, (d) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, (e) we may not be able to continue to meet the New York Stock Exchange's ("NYSE") continued listing requirements and rules, and the NYSE may delist our common stock, which could negatively affect our company, the price of our common stock and our shareholders' ability to sell our common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 16, 2023 and all other filings with the Securities and Exchange Commission after that date including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

20